UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2006

ReliaStar Life Insurance Company of New York

--------------------------------------

(Exact name of registrant as specified in its charter)

New York

(State of Incorporation)

333-114338

(Commission File Number)

#53-024530

(IRS Employer Identification Number)

1000 Woodbury Road, Suite 208, Woodbury, NY 11797

(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code      516-682-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

THIS FILING IS MADE IN ACCORDANCE WITH ITEM NO. 1.01 OF SECTION 1 OF FORM 8-K:

Item 1.01	Entry into a Material Definitive Agreement.

On February 1, 2006, ReliaStar Life Insurance Company of New York (“RLNY”) entered into a Tax Sharing Agreement by and among ING America Insurance Holdings, Inc. (“ING AIH”), RLNY, ReliaStar Life Insurance Company (“ReliaStar”) and Lion Connecticut Holdings Inc. (“Lion”) (the “Tax Sharing Agreement”). RLNY is a direct, wholly-owned subsidiary of ReliaStar which is a direct, wholly-owned subsidiary of Lion. Lion is a direct, wholly owned subsidiary of ING AIH.

The Tax Sharing Agreement documents the addition of RLNY to the ING AIH affiliated group, which consists of ING AIH and those direct and indirect subsidiaries of ING AIH that are eligible corporations qualified to file a consolidated federal income tax return. The Tax Sharing Agreement adds RLNY to the ING AIH affiliated group for the taxable year 2006 and for all subsequent periods unless and until the Tax Sharing Agreement is amended or terminated in accordance with its terms. The Tax Sharing Agreement provides for the manner of computation and timing of payments by and to RLNY with respect to RLNY’s tax liabilities and tax assets in relation to the consolidated federal income tax returns of the ING AIH affiliated group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReliaStar Life Insurance Company of New York

(Registrant)

Date: February 2, 2006	/s/James A. Shuchart
James A. Shuchart